Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	August 24, 2010

DYCOM ANNOUNCES FISCAL 2010 FOURTH QUARTER RESULTS

Palm Beach Gardens, Florida, August 24, 2010--Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter ended July 31, 2010.  Dycom utilizes a 52/53 week fiscal year ending on the last Saturday in July; as a result, the fourth quarter of fiscal 2010 contained 14 weeks compared to 13 weeks in the fourth quarter of fiscal 2009.

The Company reported:

•
contract revenues of $281.5 million for the quarter ended July 31, 2010, compared to $269.7 million for the quarter ended July 25, 2009, which after adjusting for the incremental week in the fourth quarter of fiscal 2010 were $261.4 million, a decrease of 3.1%; and

•
income from continuing operations of $4.6 million, or $0.12 per common share diluted, for the quarter ended July 31, 2010, compared to $6.7 million, or $0.17 per common share diluted, for the quarter ended July 25, 2009.

The Company also reported:

•
contract revenues of $988.6 million for the fiscal year ended July 31, 2010, compared to $1,106.9 million for the fiscal year ended July 25, 2009, which after adjusting for the incremental week in the fourth quarter of fiscal 2010 were $968.5 million, a decrease of 12.5%;

•
income from continuing operations on a GAAP basis of $5.8 million, or $0.15 per common share diluted, for the fiscal year ended July 31, 2010, compared to a loss of $(53.1) million, or $(1.35) per common share diluted, for the fiscal year ended July 25, 2009; and

•
income from continuing operations on a Non-GAAP basis of $6.8 million, or $0.17 per common share diluted, for the fiscal year ended July 31, 2010, compared to Non-GAAP income from continuing operations of $20.9 million, or $0.53 per common share diluted, for the fiscal year ended July 25, 2009.

Non-GAAP income from continuing operations for the fiscal year ended July 31, 2010 excludes a $1.6 million pre-tax charge in cost of earned revenues for the settlement of a wage and hour class action claim, a $1.1 million non-cash charge to income tax expense for a valuation allowance against a deferred tax asset recorded during the first quarter of fiscal 2010, and a $1.0 million reduction to income tax expense related to the reversal of certain income tax liabilities no longer required.  For the fiscal year ended July 25, 2009, Non-GAAP income from continuing operations excludes a pre-tax goodwill impairment charge of $94.4 million, a pre-tax gain of approximately $3.0 million related to the buyback of $14.65 million aggregate principal amount of the Company’s senior subordinated notes, the write-off of $0.6 million of deferred financing costs in connection with the replacement of the Company’s credit facility during the prior year, and a reduction of interest and income tax expenses of $0.3 million and $1.4 million, respectively, related to the reversal of certain income tax related liabilities no longer required.

See the accompanying tables which present a reconciliation of Non-GAAP income from continuing operations to GAAP income from continuing operations and a reconciliation of contract revenues for the fourth quarter and fiscal 2010 adjusted for the incremental week in the fourth quarter of fiscal 2010.

A Tele-Conference call to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, August 25, 2010; Call 800-230-1059 (United States) or 612-234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call.  A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Events.”  If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, September 24, 2010.

Dycom is a leading provider of specialty contracting services throughout the United States.  These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

Fiscal 2010 fourth quarter and annual results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs, the availability of financing and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 31, 2010 and July 25, 2009
Unaudited

	July 31,	July 25,
	2010	2009
	($ in 000's)
ASSETS
Current Assets:
Cash and equivalents	$103,320	$104,707
Accounts receivable, net	110,117	116,968
Costs and estimated earnings in excess of billings	66,559	67,111
Deferred tax assets, net	14,944	15,779
Income taxes receivable	3,626	7,016
Inventories	16,058	8,303
Other current assets	8,137	7,323
Total current assets	322,761	327,207

Property and equipment, net	136,028	142,132
Goodwill	157,851	157,851
Intangible assets, net	49,625	56,056
Other	13,291	10,211
Total	$679,556	$693,457

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$25,881	$28,977
Current portion of debt	47	926
Billings in excess of costs and estimated earnings	376	151
Accrued insurance claims	28,086	27,386
Other accrued liabilities	42,813	52,590
Total current liabilities	97,203	110,030

Long-term debt	135,350	135,377
Accrued insurance claims	24,844	29,759
Deferred tax liabilities, net non-current	24,159	22,910
Other liabilities	3,445	4,758

Stockholders' Equity	394,555	390,623
Total	$679,556	$693,457

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 31,	July 25,	July 31,	July 25,
	2010	2009	2010	2009
		(In 000's, except per share amounts)

Contract revenues	$281,541	$269,691	$988,623	$1,106,900

Cost of earned revenues, excluding depreciation and amortization	227,823	213,646	810,064	894,885
General and administrative expenses (1)	26,442	25,381	98,140	98,732
Depreciation and amortization	17,049	15,843	63,607	65,435
Goodwill impairment charge	-	-	-	94,429
Total	271,314	254,870	971,811	1,153,481

Interest income	12	26	97	261
Interest expense	(3,802)	(3,429)	(14,272)	(14,743)
Other income, net	1,634	765	8,093	6,564
Income (loss) from continuing operations before income taxes	8,071	12,183	10,730	(54,499)
Provision (benefit) for income taxes	3,428	5,477	4,881	(1,405)
Income (loss) from continuing operations	4,643	6,706	5,849	(53,094)
Income (loss) from discontinued operations, net of tax	-	(78)	-	(86)
Net income (loss)	$4,643	$6,628	$5,849	$(53,180)

Income (loss) per common share - Basic:

Income (loss) from continuing operations	$0.12	$0.17	$0.15	$(1.35)
Income (loss) from discontinued operations	-	-	-	-
Net income (loss)	$0.12	$0.17	$0.15	$(1.35)

Income (loss) per common share - Diluted:

Income (loss) from continuing operations	$0.12	$0.17	$0.15	$(1.35)
Income (loss) from discontinued operations	-	-	-	-
Net income (loss)	$0.12	$0.17	$0.15	$(1.35)

Shares used in computing income (loss) per common share:
Basic	38,655,934	38,987,751	38,931,029	39,254,813

Diluted	38,716,447	39,133,159	38,996,866	39,254,813

(1) Includes stock-based compensation expense of $0.9 million and $3.4 million for the three and twelve months ended July 31, 2010, respectively, and $1.1 million and $3.9 million for the three and twelve months ended July 25, 2009, respectively.

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Twelve Months	Twelve Months
	Ended	Ended
	July 31,	July 25,
	2010	2009
	(In 000's, except per share amounts)

Pre-Tax Reconciling Items increasing (decreasing) income (loss) from continuing operations:

Charge for wage and hour class action settlement	$(1,550)	$-
Goodwill impairment charge	-	(94,429)
Gain on debt extinguishment, net	-	3,027
Write-off of deferred financing costs	-	(551)
Reversal of interest expense on certain income tax liabilities	-	268
Total Pre-Tax Reconciling Items	$(1,550)	$(91,685)
Tax-effect of Pre-Tax Reconciling Items	714	16,308
Other Reconciling Items increasing (decreasing) income (loss) from continuing operations:
Valuation allowance on deferred tax asset	(1,090)	-
Reversal of certain income tax liabilities	999	1,358
Total Reconciling Items, net of tax	$(927)	$(74,019)

GAAP income (loss) from continuing operations	$5,849	$(53,094)
Adjustment for Reconciling Items above, net of tax	927	74,019
Non-GAAP income from continuing operations	$6,776	$20,925

Earnings (loss) per common share from continuing operations:

Basic earnings (loss) per share from continuing operations - GAAP	$0.15	$(1.35)
Adjustment for Reconciling Items above, net of tax	0.02	1.89
Basic earnings per common share from continuing operations - Non-GAAP	$0.17	$0.53

Diluted earnings (loss) per share from continuing operations - GAAP	$0.15	$(1.35)
Adjustment for Reconciling Items above, net of tax	0.02	1.89
Diluted earnings per common share from continuing operations- Non-GAAP	$0.17	$0.53

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for Reconciling Items above:

Basic	38,931,029	39,254,813

Diluted	38,996,866	39,254,813

Shares used in computing Non-GAAP earnings per common share from continuing operations:

Basic	38,931,029	39,254,813

Diluted	38,996,866	39,284,817

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

The reconciliation of the percentage change in contract revenues adjusted for the incremental week in the fourth quarter and fiscal 2010 to the change not taking into effect such incremental week is presented below:

	Contract Revenues - GAAP	Incremental week of revenue as a result of the Company's 52/53 week year(1)	Contract Revenues - Non-GAAP	% Growth (Decline) - GAAP	% Decline - Non-GAAP

Three Months Ended July 31, 2010	$281,541	$(20,110)	$261,431	4.4%	(3.1)%

Three Months Ended July 25, 2009	$269,691	$-	$269,691

Twelve Months Ended July 31, 2010	$988,623	$(20,110)	$968,513	(10.7)%	(12.5)%

Twelve Months Ended July 25, 2009	$1,106,900	$-	$1,106,900

(1) Calculated as fourth quarter of fiscal 2010 contract revenues divided by 14 weeks.